Exhibit 10.1

SUBSCRIPTION AGREEMENT

Dated as of June 17, 2004

by and among

NOVUS CAPITAL, INC.

and

THE INVESTORS LISTED ON THE SIGNATURE PAGES HERETO

(ii)

(iii)

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of June 17, 2004, by and among Novus Capital, Inc., a Delaware corporation and successor by conversion of Novus Capital, LLC, a Delaware limited liability company (the “Company”), and the investors listed on the signature pages hereto (collectively, the “Investors”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth herein, the Company desires to issue and sell to the Investors, and the Investors desire to subscribe for and purchase from the Company, 20,500,000 authorized and unissued shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Shares”) having the terms set forth in the Certificate of Incorporation (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1. Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to in this Section 1.1:

“Acceptance Period” has the meaning specified in Section 2.3(b).

“Accepting Holder” has the meaning specified in Section 2.3(b).

“Action” means any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

“Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purpose of this definition, the term “control” means the power to direct the management of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agreement” has the meaning specified in the Preamble.

“Ancillary Agreements” means the Stockholders Agreement, the Stock Pledge Agreement and any other agreement, document or certificate executed and delivered pursuant to this Agreement.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Bylaws” means the Bylaws of the Company attached hereto as Exhibit D.

“Capital Z” means Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit C.

“Closing” means the Initial Closing or any Subsequent Closing.

“Closing Date” means the date upon which the Initial Closing or any Subsequent Closing occurs.

“Code” has the meaning specified in Section 5.13(b).

“Company” has the meaning specified in the Preamble.

“Court Order” means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“Defaulting Investor” has the meaning specified in Section 2.3(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“ERISA” has the meaning specified in Section 5.13(b).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Body” means any foreign, federal, state, local or other governmental, statutory or administrative authority or regulatory body, self-regulatory organization or any court, tribunal or judicial or arbitral body.

“HSR Act” has the meaning specified in Section 2.1(b).

“Initial Closing” means the first closing with respect to the purchase and sale of the Series A Shares.

“Initial Closing Date” means the date on which the Initial Closing occurs.

“Initial Purchase Price” has the meaning specified in Section 3.1(a).

“Initial Series A Shares” has the meaning specified in Section 3.1(a).

“IPO” means the first sale of shares of the Company’s capital stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

“Investors” has the meaning specified in the Preamble.

“Knowledge” means the actual knowledge or awareness of a Party (which shall include the actual knowledge or awareness of the officers and directors of such Party).

“Lien” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

“Management Subscription Agreement” means the Founders Subscription Agreement to be entered into by the Company and certain members of the Company’s senior management and other employees dated as of the date hereof.

“Memorandum” means the Private Placement Memorandum for the Company distributed to prospective investors on May 7, 2004, as supplemented by the Supplement dated June 16, 2004, and as further supplemented or amended from time to time.

“Northwestern” means The Northwestern Mutual Life Insurance Company.

“Note” means the Convertible Promissory Grid Note issued by the Company in favor of Capital Z dated as of January 8, 2004, as amended.

“Party” means each of the Company and each Investor.

“Payment Notice” has the meaning specified in Section 3.1(b).

“Person” means any individual, partnership, corporation, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Remaining Shares” has the meaning specified in Section 2.3(c).

“Repurchase” has the meaning specified in Section 2.3(a).

“Repurchase Closing” has the meaning specified in Section 2.3(a).

“Repurchase Notice” has the meaning specified in Section 2.3(b).

“Repurchase Price” has the meaning specified in Section 2.3(a).

“Repurchase Shares” has the meaning specified in Section 2.3(a).

“Requirements of Law” means any applicable foreign, federal, state and local laws, statutes, regulations, rules, codes, ordinances, Court Orders and requirements enacted, adopted, issued or promulgated by any Governmental Body or common law or any applicable consent decree or settlement agreement entered into with any Governmental Body.

“Restricted Stock Agreements” means the Restricted Stock Agreements by and among the Company and certain members of its management with respect to their shares of the Class A Common Stock, par value $0.01 per share, of the Company.

“SEC” means the United States Securities and Exchange Commission and any governmental authority or agency succeeding to the functions thereof.

“Second Offer” has the meaning specified in Section 2.3(c).

“Second Offer Period” has the meaning specified in Section 2.3(c).

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Series A Shares” has the meaning specified in the Recitals.

“Stockholders Agreement” means the Stockholders’ Agreement to be entered into by and among the Company and the securityholders parties thereto upon the Initial Closing, as supplemented or amended from time to time, in the form attached hereto as Exhibit A.

“Stock Pledge Agreements” means the Stock Pledge Agreement to be entered into by the Company and each Investor, in the form attached hereto as Exhibit B.

“Subscription Obligation” has the meaning specified in Section 2.1(a).

“Subsequent Closing” has the meaning specified in Section 3.1(b).

“Subsequent Closing Date” means, with respect to any Subsequent Closing, the date on which such Subsequent Closing occurs.

“Transaction Documents” means this Agreement, the Ancillary Agreements and the Memorandum.

“Warrants” means the Warrants to purchase shares of Series A Convertible Preferred Stock to be issued pursuant to this Agreement and the Management Subscription Agreement, in the form attached hereto as Exhibit F.

1.2. Interpretation.

(a) In this Agreement, unless the context clearly indicates otherwise:

(i) words used in the singular include the plural and words in the plural include the singular;

(ii) reference to any Person includes such Person’s successors and assigns, but only if such successors and assigns are permitted by this Agreement;

(iii) reference to any gender includes the other gender;

(iv) the word “including” (and with correlative meaning “include”) means “including but not limited to” or “including without limitation”;

(v) reference to any Article, Section, Exhibit or Schedule means such Article or Section of, or such Exhibit or Schedule to, this Agreement, as the case may be, and reference in any Section or definition to any clause means such clause of such Section or definition;

(vi) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(vii) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(viii) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(ix) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(x) in the event of any conflict between the provisions of the body of this Agreement and the Exhibits or Schedules hereto, the provisions of the body of this Agreement shall control;

(xi) all references to “dollars” or “$” shall mean United States Dollars unless otherwise specifically indicated; and

(xii) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

(b) This Agreement was negotiated by the Parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall apply to any construction or interpretation hereof. Subject to Section 9.7, this Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the Parties after substantial negotiations and with full awareness by the Parties of the terms and provisions hereof and the consequences thereof.

ARTICLE II

SUBSCRIPTION FOR SECURITIES

2.1. Subscription Obligation.

(a) Subject to the terms and conditions set forth herein, each Investor, severally and not jointly, irrevocably subscribes for and commits to purchase from the Company that number of Series A Shares set forth opposite such Investor’s name on Schedule 2.1 (the “Subscription Obligation”) at such times and in such amounts as are determined in accordance with Section 3.1, and at such times, the Company shall issue and sell to each Investor, such number of Series A Shares, for a purchase price of $10.00 per Series A Share.

(b) Each such purchase of Series A Shares pursuant to Section 2.1(a) above shall be subject to satisfaction of the following conditions, in addition to the conditions set forth in Article VI: (i) with respect to each Investor any required approvals shall have been obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and (ii) the Company is not insolvent or bankrupt nor has any Person commenced voluntary or involuntary bankruptcy proceedings involving the Company or taken any action to liquidate, wind-up or dissolve the Company. Subject to the foregoing conditions and in accordance with Section 3.1, the Company will sell and the Investors will purchase, prior to or upon consummation of an IPO, Series A Shares representing any remaining Subscription Obligation.

(c) The Company and each Investor hereby agree that to the extent that the consummation of the transactions contemplated by this Agreement requires approval under the HSR Act such Investor will use its commercially reasonable efforts to obtain such approval. The Company hereby agrees to pay any filing fees in connection with such approval.

(d) Each Investor hereby agrees that the Company may collaterally assign and pledge its rights under this Agreement and the Stock Pledge Agreement, including its right to receive payments in satisfaction of such Investor’s Subscription Obligation, to any providers of debt financing to the Company or its subsidiaries. The Company agrees that it will only assign or pledge such rights in total and not with respect to less than all of the Investors and investors purchasing Series A Shares pursuant to the Management Subscription Agreement.

(e) Each Investor agrees to furnish to the Company all information that the Company has requested in this Agreement (and in the Prospective Investor Questionnaire attached as Annex A hereto and forming a part of this Agreement) and agrees to execute and deliver the Ancillary Agreements to be executed and delivered by it.

2.2. Issuance of Warrants. Subject to and in reliance upon the representations, warranties, agreements and covenants of the Investors and the other terms and conditions of this Agreement, the Company agrees to issue and sell to each Investor listed on Schedule 2.1 as a purchaser of Warrants, for no additional consideration, and, in the case of Capital Z Investments, LLC, the Warrants shall be issued in consideration for services provided to the Company prior to the date hereof. Warrants to purchase the number of Series A Shares set forth opposite such Investor’s name on Schedule 2.1 attached hereto.

2.3. Defaulting Investor.

(a) Upon any Investor failing to make any purchase referred to in Section 3.1(b) on the applicable Closing Date, the Company shall promptly thereafter provide written notice thereof to such Investor that such payment is past due. If such Investor fails to make payment for such purchase within three (3) Business Days after such notice has been given, the Board of Directors (excluding any director designated by such Investor) may deem such Investor a “Defaulting Investor” and the Company may, in its sole discretion, purchase, and the Defaulting Investor shall sell (a “Repurchase”), all or any portion (such amount to be determined by the Company in its sole discretion) of such Defaulting Investor’s Series A Shares and any shares of Series A Convertible Preferred Stock of the Company purchased pursuant to the exercise of a Warrant (the “Repurchase Shares”) at a purchase price of $0.0000001 per Series A Share (the “Repurchase Price”); provided, however, if Capital Z is the Defaulting Investor, any shares of Series A Convertible Preferred Stock issued pursuant to the exercise of the Warrant issued to Capital Z Investments, LLC, shall be deemed Repurchase Shares with respect to Capital Z. The closing of any such Repurchase shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Federal Street, Boston, Massachusetts at such time(s), date(s) or place(s) as shall be determined by the Company in its sole discretion (the “Repurchase Closing”). With respect to any contemplated Repurchase Closing, at least two (2) Business Days prior to the contemplated date of the Repurchase Closing, the Company shall deliver to the Defaulting Investor a notice, which shall specify (i) the contemplated date for the Repurchase Closing and (ii) the number of Series A Shares to be purchased by the Company from the Defaulting Investor. At the Repurchase Closing, as consideration in full for the Series A Shares being purchased by the Company pursuant to this Section 2.3(a), the Company, at its election, shall transfer the Repurchase Price to the Defaulting Investor (by wire transfer to an account specified by the Defaulting Investor or by check delivered to the Defaulting Investor). Each Investor hereby irrevocably appoints the Company as its agent and attorney-in-fact for the purposes of effecting and completing the Repurchase from such Investor at such time or times as it may become a Defaulting Investor in accordance with this Section 2.3(a).

(b) If on the date that is ninety (90) days following the date that an Investor has become a Defaulting Investor the Company has not elected to notify such Defaulting Investor of its election to Repurchase all of such Defaulting Investor’s then outstanding Series A Shares and has not commenced the exercise of its rights under the Pledge Agreement, the Company shall give written notice (the “Repurchase Notice”) to each non-Defaulting Investor, which shall set forth the aggregate amount of Repurchase Shares that the Company has elected not to Repurchase and the Repurchase Price. Each non-Defaulting Investor shall have the right to purchase, and the Defaulting Investor shall sell, all or part of such non-Defaulting Investor’s pro rata portion of the Repurchase Shares (which shall be the proportion that the number of shares constituting such non-Defaulting Investor’s Subscription Obligation bears to the aggregate number of shares constituting all such non-Defaulting Investors’ Subscription Obligations and the number of shares constituting the subscription obligations of all investors under the Management Subscription Agreement) for the Repurchase Price. Each such non-Defaulting Investor desiring to accept such offer (an “Accepting Holder”) shall provide written notice of such acceptance within twenty (20) days after its receipt of the Repurchase Notice (the “Acceptance Period”).

(c) If the non-Defaulting Investors do not purchase all of the Repurchase Shares pursuant to Section 2.3(b), then the Company shall, within ten (10) days after the expiration of the Acceptance Period, provide written notice thereof (the “Second Offer”) to each Accepting Holder, which shall set forth the remaining Repurchase Shares (the “Remaining Shares”). Each Accepting Holder shall have the right to purchase, and the Defaulting Investor shall sell, all or part of such Accepting Holder’s pro rata portion of the Remaining Shares (which shall be the proportion that the number of shares constituting such Accepting Holder’s Subscription Obligation bears to the aggregate number of shares constituting all such Accepting Holders’ Subscription Obligations and the number of shares constituting the subscription obligations of all investors electing to purchase Series A Shares from a Defaulting Investor under Section 2.3(b) of the Management Subscription Agreement) for the Repurchase Price. Each Accepting Holder desiring to accept such offer shall provide written notice of such acceptance to the Company within five (5) Business Days after delivery of the Second Offer.

(d) No course of dealing between the Company and any Defaulting Investor, and no delay in exercising any right, power or remedy conferred in this Section 2.3 or now or hereafter existing at law or in equity or by statute or otherwise, will operate as a waiver or otherwise prejudice any such right, power or remedy.

(e) Each Investor acknowledges by its execution hereof that it has purchased Series A Shares in reliance upon its agreements under this Section 2.3 (as well as the other provisions of this Agreement), that the Company may have no adequate remedy at law for a breach hereof, and that damages resulting from a breach hereof may be impossible to ascertain at the time hereof or of such breach. Accordingly, each Investor hereby agrees that the Company shall be entitled to seek specific performance of the Investor’s obligations under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.

2.4. Use of Proceeds. The Company shall use the net proceeds from the sale of the Series A Shares (after deducting the payment of fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the organization and formation of the Company) to capitalize the Company, to pay in full the Note, and otherwise for the purpose of its business. The Note shall be cancelled and paid in full at the Initial Closing and the Company shall have no further obligations under the Note. Following the repayment of the Note, the Company’s obligations under the Security Agreement by the Company and the Limited Recourse Guaranty and Pledge Agreement by Timothy J. Conway, each in favor of Capital Z, and the related letter agreement will terminate.

ARTICLE III

CLOSING

3.1. Closings.

(a) The Initial Closing shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Federal Street, Boston, Massachusetts, on June 18, 2004, or at such other time, date or place as shall be agreed upon by the Parties. At the Initial Closing, each of the Investors shall purchase that number of Series A Shares (the “Initial Series A Shares”) and, if applicable, that number of Warrants set forth opposite such Investor’s name on Schedule 2.1, for the purchase price set forth opposite such Investor’s name on Schedule 2.1, (the “Initial Purchase Price”).

(b) From time to time up to and including the third (3rd) anniversary of the date of this Agreement, the Board of Directors may in its sole discretion require each and every Investor to purchase its pro rata percentage (as reflected on Schedule 2.1) of Series A Shares representing all or a portion of the aggregate unsatisfied Subscription Obligations of the Investors (each, a “Subsequent Closing”). Subsequent Closings, if any, shall take place at the offices of Weil, Gotshal & Manges LLP, 100 Federal Street, Boston, Massachusetts on the date specified in the Payment Notice described in the following sentence or at such other time, date or place as shall be agreed upon by the Parties. With respect to any contemplated Subsequent Closing, the Company shall deliver to each Investor a notice (a “Payment Notice”) not less than the greater of twelve (12) Business Days or seventeen (17) calendar days prior to the contemplated Subsequent Closing Date, which notice shall specify (i) the contemplated Subsequent Closing Date and (ii) the number of Series A Shares to be purchased by each Investor.

3.2. Payment of Purchase Price; Delivery of Securities.

(a) At the Initial Closing or at any Subsequent Closing, as applicable, as consideration in full for the Series A Shares being purchased by it under this Agreement at the applicable Closing, each Investor, severally and not jointly, shall by wire transfer of immediately available funds in the lawful currency of the United States to the account specified in Schedule 3.2(a) transfer the Initial Purchase Price with respect to the Initial Closing or the purchase price set forth in the applicable Payment Notice with respect to any Subsequent Closing, as applicable.

(b) Subject to the terms of the Stock Pledge Agreement, at the Initial Closing or any Subsequent Closing, as applicable, the Company shall promptly (and in any event within seven (7) days following the applicable Closing) issue and deliver to each Investor, one or more stock certificates, duly executed by the Company, representing the number of Series A Shares purchased by it set forth on Schedule 2.1 hereof with respect to the Initial Closing or as set forth in the applicable Payment Notice with respect to any Subsequent Closing.

(c) At the Initial Closing, the Company shall execute and deliver to, each Investor purchasing Warrants (as identified on Schedule 2.1), a Warrant, duly executed by the Company, for the purchase of that number of shares of the Company’s Series A Convertible Preferred Stock as set forth on Schedule 2.1 hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to the Investors that as of the date hereof:

4.1. Organization and Standing. The Company is duly incorporated and validly existing under the laws of the State of Delaware and has all requisite corporate power to own and operate its properties and assets and to carry on the business as described in the Memorandum. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets, prospects or results of operations of the Company. The Certificate of Incorporation and Bylaws are true and complete copies of such documents, as such will be in effect as of the Initial Closing.

4.2. Authorization. The Company has full right, power and authority to enter into this Agreement and each of the Ancillary Agreements and to carry out fully and perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate action by the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the other Parties) is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and each of the Ancillary Agreements to which the Company is a party, upon its execution and delivery by the Company (assuming the valid authorization, execution and delivery of each of the Ancillary Agreements by the other parties thereto), will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors’ rights generally and to general equity principles.

4.3. Capitalization.

(a) The authorized capital stock of the Company consists of 50 million shares of preferred stock, par value $0.01 per share, 25,000,000 of which have been designated Series A Convertible Preferred Stock and of which no shares are issued and outstanding as of the date hereof, 120 million shares of Common Stock, of which no shares are issued and outstanding as of the date hereof, and 10 million shares of Class A Common Stock, par value $0.01 per share, 3,616,660 of which are issued and outstanding as of the date hereof. Immediately after the Initial Closing (assuming the purchase by the Investors of all of the Initial Series A Shares and the consummation of the transactions contemplated by the Management Subscription Agreement at the initial closing thereunder), there will be 2,100,000 shares of Series A Convertible Preferred Stock, 0 shares of Common Stock and 3,616,660 shares of Class A Common Stock issued and outstanding. The Company’s capitalization as it will exist immediately after the Initial Closing (assuming the purchase by the Investors of all of the Series A Shares and the purchase by the investors of the shares of Series A Convertible Preferred Stock being purchased by them under the Management Subscription Agreement) is attached hereto as Schedule 4.3(a).

(b) The Series A Shares, when issued, sold, delivered and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and, assuming the accuracy of the representations, and warranties made by the Investors, will be issued in compliance with all applicable federal and state securities laws. The rights, preferences and privileges of the Series A Shares are as stated in the Certificate of Incorporation and the DGCL. When issued in accordance with the Certificate of Incorporation, the shares of Common Stock issuable upon conversion of the Series A Shares will be duly authorized, validly issued, fully paid and non-assessable and, assuming the accuracy of the representations, and warranties made by the Investors, will be issued in compliance with all applicable federal and state securities laws. All of the outstanding shares of Class A Common Stock have been duly authorized, are fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws.

(c) The Company has not registered the offer and sale of any of its securities under the Securities Act or the Securities Exchange Act. Except as provided in the Stockholders Agreement, the Company is not under any obligation to, nor has it granted any rights to, register the offer and sale of any of its securities under the Securities Act.

(d) Except for the rights of the Investors under this Agreement and the rights of the investors under the Management Subscription Agreement, the Warrants, the Restricted Stock Agreements, the Stockholders Agreement and shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock or the outstanding shares of Class A Common Stock, as of the Initial Closing there will be no option, warrant, call or right (preemptive or otherwise) of any character to which the Company is a party requiring, and there will be no securities of the Company outstanding that upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of the Company and there shall be no obligation of the Company to grant, extend or enter into any such option, warrant, call or right.

(e) The Company is not a party to any existing agreement with any holder of its securities that requires the Company to purchase, redeem or otherwise acquire any of its securities or any interest therein, under any circumstances, other than the Restricted Stock Agreements. Other than this Agreement, the Certificate of Incorporation, the Management Subscription Agreement, the Restricted Stock Agreements and the Stockholders Agreement, the Company is not a party to any existing agreement that restricts its ability to pay dividends or to purchase, redeem or otherwise acquire any of its securities. To the Company’s Knowledge, other than the Stockholders Agreement, the stock pledge agreements, the Stock Pledge Agreements to be entered into in connection with the Management Subscription Agreement and the Restricted Stock Agreements, no stockholder of the Company is a party to any agreement or understanding with respect to the transfer of capital stock of the Company.

(f) Except as contemplated by the Stockholders Agreement, the Stock Pledge Agreements, the stock pledge agreements to be entered into in connection with the Management Subscription Agreement and the Restricted Stock Agreements, upon the Initial Closing, the Company will not be a party or subject to any agreement or understanding that affects or relates to the voting or giving of written consents with respect to any of the shares of capital stock of the Company. To the Company’s Knowledge, as of the date hereof, other than the Stockholders Agreement and the Restricted Stock Agreements, no stockholder of the Company has entered into any voting agreements with respect to any of the shares of capital stock of the Company.

4.4. Subsidiaries and Investments. The Company does not, directly or indirectly, (a) own of record or beneficially or hold the right to acquire any outstanding voting securities or other equity interests in any Person or (b) control or direct the operations of any Person.

4.5. No Conflicts. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which the Company is a party or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a) conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, suspension, revocation, forfeiture, non-renewal or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the assets or properties of the Company under (i) the Certificate of Incorporation or Bylaws, (ii) any note, instrument, agreement, contract, mortgage, indenture, lease, license, franchise, permit or other authorization, right, restriction or obligation to which the Company is a party or any of its assets or properties is subject or by which the Company is bound, (iii) any Court Order to which the Company or any of its assets or properties is subject or by which the Company is bound, or (iv) any Requirements of Law materially affecting the Company or any of its assets or properties; or

(b) require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any Person other than the filings or registrations with the Department of Justice in accordance with the HSR Act and filings with the SEC in accordance with the Securities Act.

4.6. Business Newly Formed; No Undisclosed Liabilities. The Company is newly formed and has not conducted any business, entered into any material agreements or contracts with any other Person other than the agreements set forth on Schedule 4.6 hereto. The Company has no liabilities other than pursuant to the agreements and other obligations referred to in this Section 4.6 and for organizational and operational expenses that are not reasonably anticipated to exceed $5 million. The Company will obtain all material permits, licenses and other similar authority necessary for the conduct of its business as planned to be conducted as set out in the Memorandum after the Initial Closing.

4.7. No Litigation. There is no Action pending against or, to the Knowledge of the Company, threatened against or affecting the Company or any officer or director of the Company before any Governmental Body.

4.8. Non-Registered Offering of Securities. The offer and sale of the Series A Shares to the Investors has not been, and will not be, registered under the Securities Act or any “blue sky” law of a state of the United States and (assuming the accuracy of the representations and warranties made by the Investors in Article V and the sale of such shares in accordance herewith and as described in the Memorandum) no such registration is required under the Securities Act or such laws.

4.9. Not an Investment Company. Assuming the accuracy of the representations made by the Investors herein, the Company is not an “investment company” or entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

4.10. Broker Fees. The Company has no liability or obligation to pay any fees or commissions to any investment banker, broker, finder or placement agent with respect to the transactions contemplated by this Agreement.

4.11. Disclosure. No representation or warranty by the Company in this Agreement constitutes an untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein not misleading.

4.12. Section 203 of DGCL Inapplicable. Pursuant to the Company’s Certificate of Incorporation, the Company has elected not to be governed by Section 203 of the DGCL.

4.13. No Side Letters. The Company has not entered into any side letter or similar agreement or arrangement with any other Investor which has the effect of establishing rights under, or altering or supplementing the terms of, this Agreement, the Stockholders Agreement or the Certificate of Incorporation or Bylaws.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

As an inducement to the Company to enter into this Agreement and to issue and sell the Series A Shares and consummate the other transactions contemplated hereby, each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:

5.1. Organization and Standing. Such Investor is a corporation, partnership, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation.

5.2. Legal Capacity and Authorization. Such Investor has full right, power and authority to enter into this Agreement and each of the Ancillary Agreements to which it is a party and to carry out fully and perform its obligations hereunder and thereunder. The execution, delivery and performance by such Investor of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all necessary corporate or other action by such Investor. This Agreement has been duly executed and delivered by such Investor and, assuming the valid authorization, execution and delivery of this Agreement by the Company, is the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms, and each of the Ancillary Agreements to which such Investor is a party, upon its execution and delivery by such Investor (assuming the valid authorization, execution and delivery of each of the Ancillary Agreements by the Company and each other party thereto), will be the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application affecting creditors’ rights generally and to general equity principles.

5.3. No Conflicts. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements to which such Investor is a party or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(a) conflict with, violate, result (with the giving of notice or passage of time or both) in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination, suspension, revocation, forfeiture, non-renewal or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon any of the assets or properties of such Investor under (i) the certificate of incorporation, bylaws or comparable organizational documents of such Investor, (ii) any material note, instrument, agreement, contract, mortgage, indenture, lease, license, franchise, permit or other authorization, right, restriction or obligation to which such Investor or any of its assets or properties is subject or by which such Investor is bound, (iii) any Court Order to which such Investor is a party or any of its respective assets or properties is subject or by which such Investor is bound, or (iv) any Requirements of Law materially affecting such Investor or any of its assets or properties; or

(b) require the approval, consent, authorization or act of, or the making by such Investor of any declaration, filing or registration with, any Person other than filings with the SEC in accordance with the Securities Act.

5.4. Investment Intent. Such Investor represents that it is acquiring the Series A Shares and/or Warrants for its own account for investment purposes only and not with a view to resale or other distribution thereof, in whole or in part. Such Investor understands that the offer and sale of the Series A Shares and Warrants have not been registered under the Securities Act or applicable state or foreign securities laws, and that the Series A Shares and Warrants are being issued in reliance on an exemption from registration for private offerings contained in Rule 506 of Regulation D under the Securities Act and in reliance on exemptions from the registration requirements of certain state and foreign securities laws, which exemptions depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

5.5. Investor Awareness. Such Investor represents that it has been advised by the Company and is aware that:

(a) An investment in the Series A Shares and/or Warrants involves a high degree of risk, and such Investor may lose the entire amount of its investment;

(b) The Company has not given any assurances with respect to the tax consequences under current laws relating to (i) the acquisition, ownership and disposition of the Series A Shares and Warrants or (ii) the conduct of the business of the Company as described in the Memorandum. Such Investor has consulted with its own tax advisor regarding tax consequences;

(c) The Company has no current plans to pay dividends on the Series A Shares;

(d) No federal, state or foreign agency has passed upon the accuracy, validity or completeness of the documentation provided to the Investors in connection with the transactions contemplated by this Agreement, including this Agreement and any other Transaction Documents, or made any finding or determination as to the fairness of an investment in the Series A Shares and/or Warrants;

(e) The Stockholders Agreement contains substantial restrictions on the transferability of the Series A Shares and provides that, in the event that the conditions relating to the transfer of any Series A Shares in such documents have not been satisfied, the holder shall not transfer any such Series A Shares, and unless otherwise specified the Company will not recognize the transfer of any such Series A Shares on its books and records or issue any stock certificates representing any such Series A Shares; unless otherwise specified any purported transfer not in accordance with the terms of the Stockholders Agreement shall be void;

(f) The Series A Shares and Warrants have not been registered under the Securities Act or under applicable state or foreign securities laws, and, except as provided in the Stockholders Agreement, the Company is under no obligation to, and currently does not intend to, register or qualify the Series A Shares and Warrants for resale by such Investor or assist such Investor in complying with any exemption under the Securities Act or applicable state or foreign securities laws. As a result, such Investor may not transfer the Series A Shares and/or Warrants except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state or foreign securities laws (a restrictive legend in substantially the form set forth in Section 9.1 shall be placed on the certificates representing the Series A Shares) in a transfer which complies with the procedures set forth in the Stockholders Agreement, and therefore such Investor must be prepared to bear the economic risk of an investment in the Series A Shares and/or Warrants for an indefinite period of time; and

(g) The Company will not be registered as an investment company under the Investment Company Act.

5.6. Accredited Investor; Qualified Purchaser.

(a) Such Investor is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(b) The Investor is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act.

5.7. Investment Experience. Such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or its, as the case may be, investment in the Series A Shares and/or Warrants, and it is able to bear the economic risk of his or its, as the case may be, investment and can afford the complete loss of such investment.

5.8. Receipt of Information; Access to Information. Such Investor acknowledges that it:

(a) has been furnished with copies of each of the Transaction Documents and any other documents, materials and information that such Investor deems necessary or appropriate for evaluating an investment in the Company, and such Investor has read carefully the Memorandum, the other Transaction Documents and such other documents, materials and information and understands and has evaluated the types of risks involved with a purchase of the Series A Shares and/or Warrants;

(b) has been given the opportunity to ask questions of, and receive answers from, the Company and its advisors concerning the terms and conditions of the transactions contemplated by this Agreement and other matters pertaining to an investment in the Series A Shares and/or Warrants, and has received, and had the opportunity to comment on, all documents, materials and information that it has requested relating to an investment in the Series A Shares and/or Warrants and confirms that it has satisfied itself with respect to any of the foregoing matters;

(c) has not relied upon any representations or other information (whether oral or written) from the Company or its directors, officers or Affiliates, or from any other Persons, other than the representations contained in this Agreement or in the other Transaction Documents;

(d) has considered carefully and has, to the extent such Investor believes such discussion necessary, discussed with such Investor’s professional, legal, financial and tax advisers, the suitability of an investment in the Series A Shares and/or Warrants for such Investor’s particular financial and tax situation and has determined that the Series A Shares and/or Warrants are a suitable investment for such Investor; and

(e) at no time was presented with or solicited through any leaflet, public promotional meeting, television advertisement or any other form of general advertising in connection with the offer and sale of the Series A Shares and/or Warrants.

5.9. Acknowledgement. Such Investor acknowledges and agrees that it is a sophisticated investor and is aware of the matters described in Section 5.5 and has received and evaluated the information described in Section 5.8 and is making an independent decision to invest in the Series A Shares and/or Warrants, based, among other things, upon such Investor’s independent knowledge and/or investigation of the markets for the proposed business, taking into account the potential for loss involved in engaging in the business that the Company proposes to conduct.

5.10. Investor Not Formed for the Purpose of Acquiring Shares.

(a) The Investor was not formed for the purpose of acquiring the Series A Shares and/or Warrants.

(b) If the Investor is a private investment company or non-U.S. investment company exempt from registration under the Investment Company Act pursuant to Section 3(c)(1), 3(c)(7) or 7(d) thereunder, the Investor’s Series A Shares and/or Warrants constitute, and at and immediately following the Initial Closing will constitute, less than 40% of the Investor’s total assets.

5.11. Number of Beneficial Owners. The Investor is, and after the Initial Closing Date will continue to be, one beneficial owner of the outstanding securities (other than short-term paper) of the Company for purposes of Section 3(c)(1) of the Investment Company Act.

5.12. Investment Company Act. The Investor is not a registered investment company under the Investment Company Act, is not required to register as an investment company under the Investment Company Act and is not a “business development company” as defined in the Advisers Act.

5.13. Investment of Plan Assets.

(a) Such Investor represents that it is not a “benefit plan investor” (as that term is defined in the United States Department of Labor “plan assets” regulation, 29 C.F.R. section 2510.3-101) or, if it is such a benefit plan investor, that it has notified the Company in writing of such status.

(b) With respect to all Investors except Northwestern, if such Investor is purchasing Series A Shares and/or Warrants with funds that constitute, directly or indirectly, the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), it acknowledges that the Investor has evaluated for itself the merits of such investment and it has not solicited and has not received from the Company or any director, officer, employee, agent or Affiliate thereof, any evaluation or other investment advice on any basis in respect of the advisability of a subscription for Series A Shares and/or Warrants in light of the plan’s assets, cash needs, investment policies or strategy, overall portfolio composition or plan for diversification of assets and it is not relying and has not relied on the Company or any director, officer, employee, agent or Affiliate thereof for any such advice. The Investor represents that neither the execution and delivery of this Agreement nor the purchase of the Investor’s Series A Shares and/or Warrants constitutes a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available. If the Investor is subject to Part 4 of Subtitle B of Title I of ERISA, the Investor acknowledges that neither the Company nor any of its Affiliates is a “fiduciary” (within the meaning of ERISA) of the Investor in connection with the Investor’s purchase of Series A Shares and/or Warrants.

(c) Because of the 1993 decision of the U.S. Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S.Ct. 517, and the lack of subsequent case law or other interpretations, Northwestern is unable to make a representation that none of the funds used by Northwestern to acquire the Shares constitute assets of any “employee benefit plan” under ERISA for purposes of this Agreement. It is Northwestern’s understanding that, for purposes of this Agreement and compliance with ERISA, the Company will assume that Northwestern is using assets of an “employee benefit plan” and act accordingly until such time as Northwestern is able to make a representation that it is not using assets of an “employee benefit plan.”

Northwestern shall fund its purchase of Series A Shares and/or Warrants with funds from its general account. Participation by “benefit plan investors” (as such term is defined under ERISA) in such general account is less than 25%. Northwestern agrees that from time to time, upon the request of the Company, it will confirm whether participation by “benefit plan investors” is less than 25%.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE INVESTORS

The obligation of each Investor to purchase the Series A Shares to which it has subscribed under this Agreement is subject to the fulfillment to the reasonable satisfaction of such Investor at or prior to the Initial Closing Date of each of the following conditions:

6.1. Accuracy of Representations and Warranties. All representations and warranties of the Company shall be true and correct in all material respects on and as of the Initial Closing Date as if made on and as of the Initial Closing Date.

6.2. Performance of Agreements. The Company shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement and each of the Ancillary Agreements to be performed or complied with by it prior to or at the Initial Closing Date.

6.3. Aggregate Management Funding. The total number of Series A Shares purchased by certain members of the Company’s management at the Initial Closing shall be 500,000 and the gross proceeds from the sale of such Series A Shares shall be at least $5 million in the aggregate. The Company shall have entered into Restricted Stock Agreements with those individuals that have purchased shares of the Company’s Class A Common Stock and the Management Subscription Agreement with those individuals that have purchased shares of the Company’s Series A Convertible Preferred Stock.

6.4. Aggregate Initial Purchase Price. All Investors shall have tendered at the Initial Closing the aggregate Initial Purchase Price.

6.5. Stockholders Agreement. The Company, each of the Investors and all holders of the Company’s Class A Common Stock shall have delivered to each of the other Investors an executed copy of the Stockholders Agreement.

6.6. Opinion. The Company shall have delivered an opinion of counsel to the Company in the form attached hereto as Exhibit E.

6.7. Organizational Documents. The Certificate of Incorporation and Bylaws shall have been adopted by the Company and the Certificate of Incorporation shall have been filed with the Secretary of State of the State of Delaware.

6.8. Regulatory Actions. No Action shall have been initiated that has the likely effect of enjoining or preventing the consummation of the transactions contemplated hereby.

6.9. Governmental Authorizations. All authorizations, approvals or permits, if any, of any Governmental Body that is required in connection with the lawful issuance and sale of the Series A Shares shall have been obtained and effective.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligation of the Company to issue, sell and deliver the Series A Shares at the applicable Closing to each Investor is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the applicable Closing Date of each of the following conditions with respect to such Investor:

7.1. Accuracy of Representations and Warranties. The representations and warranties of such Investor contained herein and the information set forth on Annex A hereto shall be true and correct in all material respects on and as of the applicable Closing Date as if made on and as of the applicable Closing Date unless otherwise specified in Annex A hereto.

7.2. Performance of Agreements. Such Investor shall have performed all obligations and agreements, and complied with all covenants and conditions, contained in this Agreement and each of the Ancillary Agreements to be performed or complied with by such Investor prior to or on the applicable Closing Date.

7.3. Aggregate Initial Purchase Price. Such Investor shall have tendered at the applicable Closing the aggregate purchase price to be paid by such Investor on such Closing Date.

7.4. Stockholders Agreement. Such Investor shall have delivered to the Company an executed copy of the Stockholders Agreement at the Initial Closing.

7.5. Stock Pledge Agreement. Such Investor shall have delivered to the Company an executed copy of the Stock Pledge Agreement at the Initial Closing.

7.6. Governmental Authorizations. All authorizations, approvals or permits, if any, of any Governmental Body that is required in connection with the lawful issuance and sale of the Series A Shares shall have been obtained and effective.

ARTICLE VIII

OTHER AGREEMENTS

8.1. No Public Announcements. The Company may not make any press release or other public announcement concerning the transactions contemplated by this Agreement that identifies any Investor without the consent of such Investor, which consent may be withheld, at such Investor’s sole discretion, except as and to the extent that the Company receives the written opinion of its legal counsel that public disclosure of a matter without consent by such Investor is required by law, regulation or the rules of any stock exchange or quotation system, in which case such Investor shall be advised and the Company and such Investor shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued prior to such disclosure; provided, further, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or any of the Transaction Documents or, to comply with GAAP accounting and SEC disclosure obligations. Notwithstanding the foregoing, in no event shall the Company be prohibited from issuing a press release or public announcement that does not identify an Investor that has withheld its consent pursuant to this Section 8.1.

8.2. Expenses. Each Party shall pay all costs and expenses incident to its negotiation and preparation of this Agreement and each other Transaction Document to which it is a party, and to its performance and compliance with all agreements and conditions contained herein or therein, on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants and other advisors. Notwithstanding the foregoing, the Company shall pay the reasonable and actual legal fees incurred by it in connection with this Agreement and each Transaction Document and the transactions contemplated hereby and thereby, including the reasonable and actual fees, expenses and disbursements of Weil, Gotshal & Manges LLP, as counsel to the Company and Capital Z, and Dechert LLP, as counsel to the members of the Company’s management, and the actual fees and expenses incurred by Capital Z in connection with services rendered on behalf of the Company prior to the date hereof in an amount not to exceed $15,000.

8.3. Further Assurances. On and after the Initial Closing Date, each Party shall use commercially reasonable efforts to take, or cause to be taken, such other actions and execute and deliver, or cause to be executed and delivered, such other documents, certificates and agreements as may be reasonably requested by any other Party or as may be otherwise necessary to implement expeditiously the provisions of this Agreement and each of the Ancillary Agreements and to make effective the transactions contemplated hereby and thereby.

ARTICLE IX

MISCELLANEOUS

9.1. Legend.

(a) Each certificate or instrument representing Series A Shares shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY UNITED STATES STATE OR FOREIGN SECURITIES LAW. SUCH SECURITIES MAY NOT BE TRANSFERRED, RESOLD OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, RESALE OR DISPOSITION IS MADE IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE UNITED STATES STATE OR FOREIGN SECURITIES LAWS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS CONTAINED IN THE STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 18, 2004, AS MAY BE AMENDED FROM TIME TO TIME, WHICH IS AVAILABLE FOR EXAMINATION BY HOLDERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AT THE PRINCIPAL OFFICE OF NOVUS CAPITAL, INC.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS CONTAINED IN THE SUBSCRIPTION AGREEMENT DATED AS OF JUNE 17, 2004 AND THE STOCK PLEDGE AGREEMENT DATED AS OF JUNE 18, 2004, AS MAY BE AMENDED FROM TIME TO TIME, WHICH ARE AVAILABLE FOR EXAMINATION BY HOLDERS OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AT THE PRINCIPAL OFFICE OF NOVUS CAPITAL, INC.”

(b) The first legend required by Section 9.1(a) shall terminate as to any Series A Shares (i) when and so long as such Series A Shares shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Series A Shares may be transferred without registration thereof under the Securities Act and that such legend may be removed. Whenever the restrictions imposed by the Stockholders Agreement, Subscription Agreement or Stock Pledge Agreement shall terminate as to any Series A Shares, the holder thereof shall be entitled to receive from the Company, at the Company’s expense, a new certificate for such Series A Shares not bearing a legend referring to such terminated agreement set forth in Section 9.1(a).

9.2. Survival of Obligations. The representations and warranties of the Company contained in this Agreement or any document delivered pursuant to this Agreement shall not survive the Initial Closing. The Parties have made no representations or warranties in connection with the transactions contemplated hereby other than those that are expressly set forth in this Agreement and the Ancillary Agreements.

9.3. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given (a) when delivered personally, (b) if transmitted by facsimile, when confirmation of transmission is received or (c) if sent by reputable overnight courier service, when delivered; and shall be addressed as follows:

If to the Company:	with a copy to:
Novus Capital, Inc. 75-101 Federal Street, Suite 1900 Boston, MA 02110 Telephone: (617) 848-2501 Fax: (617) 848-4300 Attention: Timothy J. Conway	Weil, Gotshal & Manges LLP 100 Federal Street Boston, MA 02110 Telephone: (617) 772-8377 Fax: (617) 772-8333 Attention: James R. Westra

If to the Investors:

to such Investors at their respective addresses set forth in Schedule 2.1.

Any Party may, from time to time, change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties.

9.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

9.5. Amendments. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by the Company and non-Defaulting

Investors with Subscription Obligations that entitle such Investors to purchase at least sixty-six and two-thirds percent (66 2/3%) of the Series A Shares being subscribed for in this Agreement; provided, however, that any amendment, modification or supplement that treats an Investor in an inconsistent manner with respect to all other Investors shall not be effective as to such Investor without the consent of such Investor; provided, further, however, that any amendment, modification or supplement of Sections 2.1(a) or (b) that has the effect of increasing an Investor’s Subscription Obligation or decreasing an Investor’s Subscription Obligation in a manner inconsistent with all other Investors, Section 3.1(b) or Article 5 hereof shall not be effective as to any Investor without the consent of such Investor. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

9.6. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. The failure or delay of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

9.7. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

9.8. Assignment; Successors and Assigns. Neither this Agreement nor any of the rights and obligations of any Investor hereunder may be assigned, delegated or otherwise transferred by such Investor without the prior written consent of the Company. Except as otherwise provided herein, neither this Agreement nor any of the rights and obligations of the Company hereunder may be assigned, delegated or otherwise transferred by the Company without the prior written consent of each Investor. No such assignment, delegation or other transfer shall relieve the assignor of any of its obligations or liabilities hereunder.

9.9. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any third Person, other than the Parties and their respective successors and assigns permitted by Section 9.8, any right, remedy or claim under or by reason of this Agreement.

9.10. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW

YORK AND IRREVOCABLY AGREES THAT SUCH ACTION OR PROCEEDING SHALL BE LITIGATED IN THE AFORESAID COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OR FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

9.11. WAIVER OF JURY TRIAL. THE PARTIES HEREBY, BY EXECUTION HEREOF, WAIVE ANY AND ALL RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE PROPOSED TRANSACTIONS AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HEREBY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws doctrine.

9.13. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Ancillary Agreements (including the exhibits and schedules thereto) and the other documents delivered pursuant hereto and thereto constitute the entire agreement and understanding among the Parties and their respective Affiliates with respect to the subject matter contained herein or therein, and supersede any and all prior agreements, negotiations, discussions, understandings, term sheets, offering memorandums or letters of intent between or among any of the Parties.

9.14. Legend. The certificates representing the Series A Shares will be issued bearing such legends as may be required by the Company to evidence the restrictions specified herein.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement, to be effective on the date first above written.

NOVUS CAPITAL, INC.

By:	/s/ Timothy J. Conway
Timothy J. Conway
Chief Executive Officer

Signature Page to the

Subscription Agreement

INVESTORS:

SHAWMUT EQUITY PARTNERS L.P.

By:	Shawmut Capital Partners, LLC,
its General Partner

By:	/s/ Daniel K. Doyle
Daniel K. Doyle
Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Mark E. Kishler
Name:	Mark E. Kishler
Title:	Its Authorized Representative

Signature Page to the

Subscription Agreement

CAPITAL Z FINANCIAL SERVICES FUND II, L.P.

By:	Capital Z Partners, L.P.,
its general partner

By:	Capital Z Partners, Ltd.,
its general partner

By:	/s/ Mani A. Sadeghi
Name:	Mani A. Sadeghi
Title:	Vice President

CAPITAL Z FINANCIAL SERVICES PRIVATE FUND II, L.P.

By:	Capital Z Partners, L.P.,
its general partner

By:	Capital Z Partners, Ltd.,
its general partner

By:	/s/ Mani A. Sadeghi
Name:	Mani A. Sadeghi
Title:	Vice President

Signature Page to the

Subscription Agreement

CAPITAL Z INVESTMENTS, LLC

By:	/s/ Mani A. Sadeghi
Name:	Mani A. Sadeghi
Title:	Vice President

Signature Page to the

Subscription Agreement

J.P. MORGAN CAPITAL, L.P.

By:	J.P. Morgan Capital Management Company, L.P., as General Partner

By:	J.P. Morgan Capital Management Company, L.L.C., as General Partner

By:	J.P. Morgan Investment Partners, L.P.,
as Sole Member

By:	J.P. Morgan Capital Corporation,
as General Partner

By:	/s/ Scott K. Kraemer
Name:	Scott K. Kraemer
Title:	Asst. Secretary and VP

J.P. MORGAN CORSAIR II CAPITAL PARTNERS, L.P.

By:	Corsair II, L.P., as General Partner

By:	Corsair II, L.L.C., as General Partner

By:	/s/ D.T. Ignacio Jayanti
Name:	D.T. Ignacio Jayanti
Title:	President

Signature Page to the

Subscription Agreement

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C.,
its investment manager

By:	/s/ Daniel S. Och
Name:	Daniel S. Och
Title:	Senior Managing Member

Signature Page to the

Subscription Agreement

Schedule 2.1 – Subscription Obligation

Investor/ Address for Notices	Subscription Obligation	Initial Purchase Price and Initial Series A Shares	Number of Shares for which Warrants may be Exercised	Pro Rata Percentage
Capital Z Financial Services Fund II, L.P. c/o Capital Z Management, Inc. 54 Thompson Street New York, NY 10012	$59.682 million 5,968,200 Series A Shares	$5,968,200 596,820 Series A Shares	217,026	29.11%

Capital Z Financial Services Private Fund II, L.P. c/o Capital Z Management, Inc. 54 Thompson Street New York, NY 10012	$318,000 31,800 Series A Shares	$31,800 3,180 Series A Shares	1,156	0.15%

Capital Z Investments, LLC c/o Capital Z Management, Inc. 54 Thompson Street New York, NY 10012	N/A	N/A	781,818	N/A

J.P. Morgan Corsair II Capital Partners, L.P. 277 Park Avenue, 23rd Floor New York, NY 10172	$46.2 million 4,620,000 Series A Shares	$4,620,000 462,000 Series A Shares	168,000	22.53%

J.P. Morgan Capital, L.P. 277 Park Avenue, 23rd Floor New York, NY 10172	$13.8 million 1,380,000 Series A Shares	$1,380,000 138,000 Series A Shares	50,182	6.73%

OZ Master Fund, Ltd. 9 West 57th Street, 39th Floor New York, NY 10019 Attn: Joel M. Frank, Chief Financial Officer Fax: (212) 790-0150	$50 million 5,000,000 Series A Shares	$5,000,000 500,000 Series A Shares	181,818	24.39%

The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attn: Randy Ralph (Fax: 414-665-7124) Nance Sarver (Fax: 414-625-6998) Elizabeth Lentini (Fax: 414-625-5653)	$27.5 million 2,750,000 Series A Shares	$2,750,000 275,000 Series A Shares	100,000	13.43%

Shawmut Equity Partners L.P. 75 Federal Street, 18th Floor Boston, MA 02110	$7.5 million 750,000 Series A Shares	$750,000 75,000 Series A Shares	0	3.66%

Schedule 3.2(a) – the Company Wire Instructions

Account #	942 026 5057

Routing #	011 000 138

Business Name	Novus Capital, Inc.

Bank Address	Fleet Bank
100 Federal Street
Boston, MA 02110

Schedule 4.3(a)

NOVUS CAPITAL

CAPITALIZATION TABLE

		(Primary)	(Dilutive)					Ownership Percentage
	Dollar (mm)	Preferred shares (mm)	Preferred Warrants (mm)	Class A Common Shares (mm)		Fully Diluted Shares (mm)		Primary	Fully Diluted
Capital Z Financial Services Fund II, L.P.	$59.682	5.9682	0.2170	0.0000		6.1852		28.4200%	23.2801%
Capital Z Financial Services Private Fund II, L.P.	0.318	0.0318	0.0012	0.0000		0.0330		0.1514	0.1242
Capital Z Investments, LLC	0.0000	0.0000	0.7818	0.0000		.7818		0.0000	2.9425
J.P. Morgan Corsair II Capital Partners, L.P.	46.200	4.6200	0.1680	0.0000		4.7880		22.0000	18.0212
J.P. Morgan Capital, L.P.	13.800	1.3800	0.0502	0.0000		1.4302		6.5714	5.3830
OZ Master Fund, Ltd.	50.000	5.0000	0.1818	0.0000		5.1818		23.8095	19.5035
The Northwestern Mutual Life Insurance Company	27.500	2.7500	0.1000	0.0000		2.8500		13.0952	10.7269
Shawmut Equity Partners L.P.	7.500	0.7500	0.0000	0.0000		0.7500		3.5714	2.8229
Mgmt. Incentive	0.000	0.0000	0.0000	3.9853	*	3.9853	*	0.0000	15.0000
Mgmt. Shares	5.000	0.5000	0.0833	0.0000		0.5833		2.3810	2.1956
Total	$210.000	21.0000	1.5833	3.9853		26.5686		100.0000	100.0000

*	Of such shares, 3,616,660 are issued and outstanding as of the date hereof. The remainder will be held for issuance in the future to employees and consultants of the Company.

Note:	The dollar amounts have been rounded to three decimal places and the share and warrant amounts have been rounded to four decimal places.

Schedule 4.6

Material Agreements

•	Convertible Promissory Grid Note issued by the Company in favor of Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P. dated as of January 8, 2004 and letter agreement dated May 24, 2004 extending its term.

•	Security Agreement, dated as of January 8, 2004, by the Company in favor of Capital Z Financial Services Fund II, L.P. and Capital Z Financial Services Private Fund II, L.P.

•	License Agreement dated as of December 23, 2003 by and among MA-150 Federal Street, L.L.C., Fastoffice, Inc. and the Company

•	Consulting Agreement by and among the Company and Thomas Milnor Calhoun dated as of May 20, 2004.

•	Consulting Agreement by and among the Company and Paul Trefry dated as of January 21, 2004*.

•	Consulting Agreement by and among the Company and Timothy C. Shoyer Sr. dated as of May 20, 2004.

•	Consulting Agreement by and among the Company and Brian J. Foley dated as of January 14, 2004.*

•	Consulting Agreement by and among the Company and John Frishkopf dated as of January 21, 2004.

•	Consulting Agreement by and among the Company and William G. Mallon dated as of January 21, 2004.

•	Consulting Agreement by and among the Company and Samuel C. Belu-John dated as of May 10, 2004.

•	Consulting Agreement by and among the Company and Robert T. Clemmens dated as of January 21, 2004.

•	Consulting Agreement by and among the Company and David K. Roberts dated as of April 26, 2004.

•	Consulting Agreement by and among the Company and Lance P. Macon dated as of January 21, 2004.*

*	Consultant’s relationship with the Company has been terminated.

•	Consulting Agreement by and among the Company and Scott Poirier dated as of January 21, 2004.

•	Consulting Agreement by and among the Company and Mark D. Cordes dated as of June 1, 2004.

•	Consulting Agreement by and among the Company and David R. Dobies dated as of May 1, 2004.

•	Consulting Agreement by and among the Company and Timothy Conway dated as of January 21, 2004.

•	Subscription Letter Agreement by and among the Company and Mark D. Cordes dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Timothy C. Shoyer dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and John J. Frishkopf dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and David K. Roberts dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Robert T. Clemmens dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and J. Daniel Adkinson dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Philip Burnaman II dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Timothy J. Conway dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and William G. Mallon dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and David R. Dobies dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Thomas M. Calhoun dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and R. Scott Poirier dated as of June 4, 2004.

•	Subscription Letter Agreement by and among the Company and Peter Schmidt-Fellner dated as of June 4, 2004.

ANNEX A

PROSPECTIVE INVESTOR QUESTIONNAIRE

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. However, the Investor understands that the Company may present this Prospective Investor Questionnaire to any of the Company’s counsel, advisors, agents or other representatives and any party asserting legal jurisdiction over the Company, as the Company, in its sole discretion, deems appropriate if (i) called upon to establish that the proposed offer and sale of the Series A Shares is exempt from registration under the Securities Act or meets the requirements of applicable state securities or blue sky laws, (ii) called upon to establish that the Company is exempt from registration under the Investment Company Act, (iii) called upon to establish that the assets of the Company do not constitute “plan assets” for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), (iv) called upon to establish that the proposed offer and sale of the Series A Shares is not a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, (v) called upon to establish that the Company is in compliance with the Advisers Act or (vi) the contents hereof are relevant to any issue in any action, suit or proceeding to which the Company is a party or by which it is or may be bound. The Company may, with the consent of the Investor, also disclose, in connection with this offering or the operations of the Company, the name and amount of the Investor’s Subscription Obligation. Furthermore, the Investor understands that the offering of Series A Shares may be reported to the Securities and Exchange Commission or to state securities or blue sky commissioners pursuant to the requirements of applicable federal law and of various state securities or blue sky laws. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Subscription Agreement to which this Prospective Investor Questionnaire is attached.

The Prospective Investor Questionnaire contains three parts. Prospective investors should complete each applicable part.

Part I: To be completed by individuals.

Part II: To be completed by corporations, limited liability companies, partnerships, trusts and other entities.

In addition, each prospective investor (i) that is a “United States person” (including a disregarded entity owned by a United States person) must submit to the Company a fully completed and executed Form W-9 and (ii) that is a non-United States individual, non-United States corporation, non-United States partnership or other non-United States entity (or a disregarded entity owned by a non-United States person) must submit to the Company a fully executed Form W-8BEN, W-8ECI, W-8IMY or W-8EXP, as applicable, to claim an exemption from: (a) U.S. information and back-up withholding, (b) U.S. withholding tax on portfolio interest, (c) U.S. withholding tax on U.S. source interest or dividend under any applicable income tax treaty, (d) U.S. withholding tax because income is effectively connected with the conduct of a U.S. trade or business or (e) U.S. withholding tax because the recipient is an exempt non-United States government or international organization.

PART I

TO BE COMPLETED BY INDIVIDUALS

A. General Information

1.	Is the Investor subscribing for Series A Shares as agent, nominee, trustee or otherwise on behalf of, for the account of or jointly with any other person or entity?

Yes	No

2.	Does the Investor control any other existing or prospective investor in the Company?

Yes	No

PLEASE NOTE: If any of the above questions were answered “Yes,” please provide identifying information or contact the Company.

3.	Citizenship of Investor:

4.	Is the Investor an employee, officer, director or in any way affiliated with the Company?

Yes	No

If yes, please describe the relationship below.

5.	Is the Investor a senior government, political or military official, or an immediate family member or close associate of such person (a “politically exposed person”)?

Yes	No

If yes, which government                     , what position in the government                     , and, if an immediate family member or close associate of a politically exposed person, what relationship to the politically exposed person                     .

B. Investor Qualification

1.	Accredited Investor. Series A Shares will be sold only to investors who are “accredited investors” (as defined in Regulation D promulgated by the SEC pursuant to the Securities Act). Please indicate the basis of “accredited investor” status of the Investor by checking the applicable statement or statements.

(a)	Is the Investor a natural person whose individual net worth[1] (or joint net worth with the Investor’s spouse) exceeds $1,000,000?

            Yes                                 No

(b)	Is the Investor a director, executive officer, or general partner of the Company?

            Yes                                 No

(c)	Is the Investor a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint annual income with the Investor’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year?

            Yes                                 No

2.	Qualified Purchaser. Series A Shares will be sold only to investors who are “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act). Please indicate the basis of “qualified purchaser” status of the Investor by checking the applicable statement or statements. In connection therewith, the Investor must read Annexes A and B to this Prospective Investor Questionnaire for the definition of “investments” and for information regarding the valuation of “investments,” respectively.

☐	The Investor is a natural person (including any person who holds a joint, community property or other similar shared ownership interest in the partnership with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in “investments.”

☐	The Investor is a “knowledgeable employee” because he or she is an executive officer or director of the Company, or is an employee of the Company or of an affiliate[2] of the Company (other than an employee performing solely clerical, secretarial or administrative functions with regard to such affiliate or its investments), who, in connection with his or her regular functions or duties, participates in the investment activities of the Company or affiliated investment companies, provided that such employee has been performing such functions and duties for or on behalf of the Company or its affiliates, or substantially similar functions or duties for or on behalf of another company, for at least 12 months.

[1]	As used herein, “net worth” means total assets (including principal residence) at fair market value less total liabilities (including mortgage).
[2]	For this purpose, an “affiliate” of the Company is an entity or person that directly or indirectly controls, is controlled by, or is under common control with, the Company, an entity or person that owns 5% or more of the voting securities of the Company, an officer, partner or employee of the Company or an investment adviser to the Company.

3.	Type of Ownership Interest

Please indicate desired type of ownership of the Series A Shares:

☐	One Individual; or

☐	Joint Tenants (rights of survivorship); or

☐	Tenants in Common (no rights of survivorship); or

☐	Community Property (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin). PLEASE NOTE: if you are married and live in a community property state, both you and your spouse must sign the Signature Pages to the Subscription Agreement.

4.	Tax Information

(a)	Is the Investor a United States citizen or permanent resident of the United States?

            Yes                                 No

(b)	If you are purchasing Series A Shares with your spouse, is your spouse a United States citizen or permanent resident of the United States?

            Yes                                 No                                N/A

(c)	Please provide your U.S. state or foreign country of residence for tax purposes (and that of your spouse, if applicable):

5.	ERISA Information

(a)	Is the Investor purchasing Series A Shares in the Company with funds that constitute, directly or indirectly, assets of any employee benefit plan subject to ERISA or to Section 4975 of the Code?

            Yes                                 No

6.	Tax Information

(a)	Is the Investor a “United States person” as defined in Section 7701(a)(30) of the Code and the regulations promulgated thereunder?[3]

3	As per Section 7701(a)(30) of the Code and the regulations promulgated thereunder, “United States person” means: (i) a citizen or resident of the United States, (ii) a U.S. partnership, (iii) a U.S. corporation, (iv) any estate (other than a non-United States estate, within the meaning of Section 7701(a)(31)) of the Code, (v) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (vi) any trust which has elected to be taxed as a trust described in (v).

            Yes                                 No

If the answer to question 6(a) is “Yes,” has the Investor included a fully executed Form W-9 with this Prospective Investor Questionnaire?

            Yes                                 No

If the answer to question 6(a) is “No,” has the Investor included a fully executed Form W-8BEN, W-8ECI, W-8IMY OR W-8EXP, as applicable, with this Prospective Investor Questionnaire?

            Yes                                 No

(b)	Please provide the Investor’s U.S. state or foreign country of residence for tax purposes:

__________________________________________

PART II

TO BE COMPLETED BY CORPORATIONS, LIMITED LIABILITY COMPANIES,

PARTNERSHIPS, TRUSTS AND OTHER ENTITIES

C. General Information

1.	Is the Investor subscribing for Series A Shares as agent, nominee, trustee or otherwise on behalf of, for the account of or jointly with any other person or entity?

            Yes                                 No

2.	Will any other person or persons have a beneficial interest in the Series A Shares acquired (other than as a shareholder, partner, member, trust beneficiary or other beneficiary owner of equity interests in the Investor)?

            Yes                                 No

3.	Does the Investor control, or is the Investor controlled by or under common control with, any other existing or prospective investor in the Company?

            Yes                                 No

PLEASE NOTE: If any of the above questions were answered “Yes,” please provide identifying information or contact the Company.

4.	Legal form of Investor:

5.	U.S. State or foreign jurisdiction in which Investor was incorporated or formed:

6.	Date of incorporation or formation of Investor:

7.	Is the Investor in any way affiliated with the Company?

            Yes                                 No

If yes, please describe the relationship below.

8.	Is the Investor in any way affiliated with a senior government, political or military official, or an immediate family member or close associate of such person (a “politically exposed person”)?

            Yes                                 No

If yes, which government                     , what position in the government                     , and, if an immediate family member or close associate of a politically exposed person, what relationship to the politically exposed person                     .

9.	Authorized individual who is executing the Subscription Agreement on behalf of the investing entity is:

Name:

Current position or title:

Telephone number:

Facsimile number:

D.	Investor Qualification

1.	Accredited Investor. Series A Shares will be sold only to investors who are “accredited investors” (as defined in Regulation D promulgated by the SEC pursuant to the Securities Act). Please indicate the basis of “accredited investor” status of the Investor by checking the applicable statement or statements.

☐	The Investor has total assets in excess of $5,000,000, was not formed for the purpose of investing in the Company and is one of the following:

•	a corporation

•	a partnership

•	a limited liability company

•	a business trust

•	a tax-exempt organization described in Section 501(c)(3) of the Code.

☐	The Investor is a personal (non-business) trust, other than an employee benefit trust, with total assets in excess of $5,000,000 which was not formed for the purpose of investing in the Company and whose decision to invest in the Company has been directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment.

☐	The Investor is licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” “savings and loan association,” “insurance company,” or “small business investment company” (as such terms are used and defined in 17 CFR §230.501(a)) or is an account for which a bank or savings and loan association is subscribing in a fiduciary capacity.

☐	The Investor is registered with the SEC as a broker or dealer or an investment company, or has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act or Section 202(a)(22) of the Advisers Act).

☐	The Investor is an employee benefit plan within the meaning of ERISA (including an IRA), which satisfies at least one of the following conditions:

☐	it has total assets in excess of $5,000,000; or

☐	the investment decision is being made by a plan fiduciary which is a bank, savings and loan association, insurance company or registered investment adviser; or

☐	it is a self-directed plan (i.e., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to the participant’s account) and the decision to invest is made by those participants investing, and each such participant qualifies as an accredited investor.

☐	The Investor is an employee benefit plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, which has total assets in excess of $5,000,000.

☐	The Investor is an entity in which all of the equity owners are either (a) natural persons or grantor trusts having a net worth (individually or jointly with spouse) exceeding $1,000,000 or (b) non-natural persons described above.

If the Investor does not qualify in an accredited category above (and is not a natural person or grantor trust), please indicate this in the space provided below.

             The Investor does not qualify in any accredited investor category indicated above.

2.	Qualified Purchaser. Series A Shares will be sold only to investors who are “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act). Please indicate the basis of “qualified purchaser” status of the Investor by checking the applicable statement or statements. In connection therewith, the Investor must read Annexes A and B to this Prospective Investor Questionnaire for the definition of “investments” and for information regarding the valuation of “investments,” respectively.

☐ (a)	A company, partnership or trust that owns not less than $5,000,000 in “investments” and that is owned directly or indirectly by or for two more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons (a “Family Company”).

☐ (b)	A trust that is not covered by (a) above as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (a), (c), (d) or (f) hereof.

☐ (c)	A person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in “investments.”

☐ (d)	A qualified institutional buyer as defined in paragraph (a) of Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser, provided that (i) a dealer described in paragraph (a)(l)(ii) of Rule 144A shall own and invest on a discretionary basis at least $25 million in securities of issuers that are not affiliated persons of the dealer and (ii) a plan referred to in paragraph (a)(1)(D) or (a)(1)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan.

☐ (e)	A company, partnership or trust, each beneficial owner of the securities of which is a qualified purchaser.

☐ (f)	A natural person (including any person who holds a joint, community property or other similar shared ownership interest in the Company with that person’s qualified purchaser spouse) who owns not less than $5,000,000 in “investments.”

3.	Supplemental Data

(a)	Was the Investor organized for the specific purpose of acquiring the Series A Shares?

             Yes                          No

PLEASE NOTE: If the answer to question 3(a) is “Yes”, each Person who is an equity owner of the Investor must complete a copy of the Prospective Investor Questionnaire as if such person were directly purchasing Series A Shares.

(b)	With respect to its acquisition of the Series A Shares, is the Investor a participant-directed defined contribution plan (such as a 401(k) plan), or a partnership or other investment vehicle (x) in which its partners or participants have or will have any discretion as to their level of investment in the Investor or in investments made by the Investor (including the Investor’s investment in Series A Shares), or (y) that is otherwise an entity managed to facilitate the individual decisions of its beneficial owners to invest in the Company?

             Yes                          No

(c)	Does the Investor count as one beneficial owner under Section 3(c)(1) of the Investment Company Act?

            Yes                         No

If the answer to question 3(c) is “No,” under Section 3(c)(1) of the Investment Company Act, how many beneficial owners does the Investor count as?

(d)	If the Investor is a private investment company or a non-U.S. investment company exempt from registration under the Investment Company Act, in reliance on Section 3(c)(1), 3(c)(7) or 7(d) thereof, was the Investor formed on or before April 30, 1996?

            Yes                         No                         N/A

If the answer to question 3(d) is “Yes,” has the Investor obtained the consent of its direct and indirect beneficial owners to be treated as a “qualified purchaser” as provided in Section 2(a)(51)(c) of the Investment Company Act and the rules and regulations thereunder?

            Yes                         No

4.	ERISA Information.

(a)	Is the Investor a pension, profit-sharing, annuity or employee benefit plan (a “Plan”) described in ERISA, whether or not subject to ERISA, or a “plan” as defined in Section 4975(e)(i) of the Code, or is the Investor an entity whose underlying assets include Plan assets by reason of a Plan’s investment in the Investor?

            Yes                         No

If the answer to question 4(a) is “Yes,” is the Investor a “governmental plan” as defined in Section 3(32) of ERISA or a “church plan” as defined in Section 3(33) of ERISA?

            Yes                         No

(b)	If the Investor is subscribing as a trustee or custodian for an Individual Retirement Account, is the Investor a qualified IRA custodian or trustee?

            Yes                         No                         N/A

5.	Tax Information

(a)	Is the Investor a “United States person” as defined in Section 7701(a)(30) of the Code and the regulations promulgated thereunder?[4]

            Yes                         No

If the answer to question 5(a) is “Yes,” has the Investor included a fully executed Form W-9 with this Prospective Investor Questionnaire?

            Yes                         No

If the answer to question 5(a) is “No,” has the Investor included a fully executed Form W-8BEN, W-8ECI, W-8IMY OR W-8EXP, as applicable, with this Prospective Investor Questionnaire?

            Yes                         No

(b)	Please provide the Investor’s U.S. state or foreign country of residence for tax purposes:

(c)	Is the Investor exempt from U.S. federal income tax (e.g., a qualified employee benefit plan or trust, retirement account, charitable remainder trust, or a charitable foundation or other tax-exempt organization described in Section 501(c)(3) of the Code)?

            Yes                         No

(d)	Is the Investor treated as a disregarded entity for U.S. federal income tax purposes?

            Yes                         No

If the answer to question 5(d) is “Yes,” is the owner of the Investor a “United States person”?

            Yes                         No

[4]	As per Section 7701(a)(30) of the Code and the regulations promulgated thereunder, “United States person” means: (i) a citizen or resident of the United States, (ii) a U.S. partnership, (iii) a U.S. corporation, (iv) any estate (other than a non-United States estate, within the meaning of Section 7701(a)(31)) of the Code, (v) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (vi) any trust which has elected to be taxed as a trust described in (v).

SIGNATURE PAGE

This page constitutes the signature page for the Prospective Investor Questionnaire relating to the offering of Series A Shares. Execution of this signature page constitutes execution of the Prospective Investor Questionnaire.

IN WITNESS WHEREOF, the Investor has executed this Prospective Investor Questionnaire this      day of             , 2004.

Name of Prospective Investor (print or type)

By:
(Signature, if individual)

By:
(Signature, if executing on behalf of entity)

Name:

Title:

DEFINITION OF “INVESTMENTS”

The term “investments” means:

(1)	Securities, other than securities of an issuer that controls, is controlled by, or is under common control with, the investor that owns such securities, unless the issuer of such securities is:

(i)	an investment company or a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or the exemptions provided by Rule 3a-6 or 3a-7 promulgated under the Investment Company Act, or a commodity pool; or

(ii)	a Public Company (as defined below); or

(iii)	a company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent (and in any event not more than 16 months old) financial statements;

(2)	Real estate held for investment purposes;

(3)	Commodity Interests (as defined below) held for investment purposes;

(4)	Physical Commodities (as defined below) held for investment purposes;

(5)	To the extent not securities, Financial Contracts (as defined below) entered into for investment purposes;

(6)	In the case of an investor that is a company that would be an investment company but for the exclusions provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, or a commodity pool, any amounts payable to such investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the investor upon the demand of the investor; and

(7)	Cash and cash equivalents held for investment purposes.

Real estate that is used by the investor or a Related Person (as defined below) of the investor for personal purposes, or as a place of business, or in connection with the conduct of the trade or business of such investor or a Related Person of the investor, will NOT be considered real estate held for investment purposes, provided that real estate owned by an investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may be deemed to be held for investment purposes. However, residential real estate will not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Code.

A Commodity Interest or Physical Commodity owned, or a Financial Contract entered into, by the investor who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or Financial Contracts in connection with such business may be deemed to be held for investment purposes.

For purposes of determining the amount of investments owned by an investor that is a company, there may be included investments owned by majority-owned subsidiaries of the investor and investments owned by a company (“Parent Company”) of which the investor is a majority-owned subsidiary, or by a majority-owned subsidiary of the investor and other majority-owned subsidiaries of the Parent Company.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investment held jointly with such person’s spouse, or investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in the Company are qualified purchasers, there may be included in the amount of each spouse’s investments any investments owned by the other spouse (whether or not such investments are held jointly). There shall be deducted from the amount of any such investments any amounts specified by paragraph 2(a) of Annex B incurred by such spouse.

In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s investments any investments held in an individual retirement account or similar account the investments of which are directed by and held for the benefit of such person.

As used in Annexes A and B, the following terms shall have the meaning set forth below:

“Commodity Interests” means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

(i)	any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

(ii)	any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

“Family Company” means a company that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established for the benefit of such persons.

“Financial Contract” means any arrangement that:

(i)	takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(ii)	is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purpose or function to any of the foregoing; and

(iii)	is entered into in response to a request from a counter party for a quotation, or is otherwise entered into and structured to accommodate the objectives of the counterparty to such arrangement.

“Physical Commodities” means any physical commodity with respect to which a Commodity Interest is traded on a market specified in the definition of Commodity Interests above.

“Public Company” means a company that:

(i)	files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended from time to time; or

(ii)	has a class of securities that are listed on a Designated Offshore Securities Market, as defined by Regulation S of the Securities Act.

“Related Person” means a person who is related to the investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the investor, or is a spouse of such descendant or ancestor, provided that, in the case of a Family Company, a Related Person includes any owner of the Family Company and any person who is a Related Person of such an owner.

VALUATIONS OF INVESTMENTS

The general rule for determining the value of investments in order to ascertain whether an investor is a qualified purchaser is that the value of the aggregate amount of investments owned and invested on a discretionary basis by the investor shall be their fair market value on the most recent practicable date or their cost. This general rule is subject to the following provisos:

(1)	In the case of Commodity Interests, the amount of investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

(2)	In each case, there shall be deducted from the amount of investments owned by the investor the following amounts:

(a)	The amount of any outstanding indebtedness incurred to acquire the investments owned by the investor.

(b)	A Family Company, in addition to the amounts specified in clause (a) above shall have deducted from the value of such Family Company’s investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such investments

EXHIBIT A

Stockholders Agreement

EXHIBIT B

Stock Pledge Agreement

EXHIBIT C

Amended and Restated Certificate of Incorporation of the Company

EXHIBIT D

Bylaws of the Company

EXHIBIT E

Opinion of Weil, Gotshal & Manges LLP

EXHIBIT F

Form of Warrant